UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

May 21, 2015

MATTEL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-05647	95-1567322
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Continental Boulevard, El Segundo, California	90245-5012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code

(310) 252-2000

N/A

(Former Name or Former Address if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Mattel, Inc. (“Mattel”) was held on May 21, 2015.

All of the nominees for director listed in Proposal 1 in the proxy statement were elected by a majority of the votes cast, as follows:

Name of Nominee	Votes Cast “FOR”	Votes Cast “AGAINST”	Abstentions	Broker Non-Votes
Michael J. Dolan	267,499,319	6,072,831	887,392	27,020,705
Trevor A. Edwards	268,422,464	5,148,871	888,207	27,020,705
Dr. Frances D. Fergusson	271,466,693	2,100,867	891,982	27,020,705
Ann Lewnes	271,844,154	1,727,502	887,886	27,020,705
Dominic Ng	272,864,135	699,141	896,266	27,020,705
Vasant M. Prabhu	272,839,051	723,429	897,062	27,020,705
Dean A. Scarborough	267,618,739	5,948,013	892,790	27,020,705
Christopher A. Sinclair	254,527,632	17,953,605	1,978,305	27,020,705
Dirk Van de Put	272,640,426	929,489	889,627	27,020,705
Kathy White Loyd	266,306,075	7,273,234	880,233	27,020,705

Proposal 2, a proposal to approve, on a non-binding, advisory basis, the compensation of Mattel’s named executive officers, was approved by the following vote:

Votes Cast “FOR”	Votes Cast “AGAINST”	Abstentions	Broker Non-Votes
251,203,215	22,088,317	1,168,010	27,020,705

Proposal 3, a proposal to approve the Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan, was approved by the following vote:

Votes Cast “FOR”	Votes Cast “AGAINST”	Abstentions	Broker Non-Votes
230,928,068	42,406,388	1,125,086	27,020,705

Proposal 4, a proposal to ratify the selection of PricewaterhouseCoopers LLP as Mattel’s independent registered public accounting firm for the year ending December 31, 2015, was approved by the following vote:

Votes Cast “FOR”	Votes Cast “AGAINST”	Abstentions	Broker Non-Votes
286,178,398	4,565,610	10,736,239	N/A

Proposal 5, a stockholder proposal regarding an independent Board Chairman, was not approved by the following vote:

Votes Cast “FOR”	Votes Cast “AGAINST”	Abstentions	Broker Non-Votes
117,175,337	156,244,058	1,040,147	27,020,705

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC.

Dated: May 28, 2015	By:	/s/ Robert Normile
	Name:	Robert Normile
	Title:	Executive Vice President, Chief Legal Officer and Secretary